UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On January 27, 2017, KBS Real Estate Investment Trust II, Inc. (the “Company”) held its annual meeting of stockholders at the Offices of KBS, 800 Newport Center Drive, First Floor, Suite 140, Conference Room Center, Newport Beach, California 92660. At the annual meeting, the Company’s stockholders voted in person or by proxy on (1) the election of the following individuals to the board of directors: Charles J. Schreiber, Jr., Peter McMillan III, Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.; and (2) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ended December 31, 2016.
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Schreiber, Jr.	76,395,232	2,937,084	30,441,027
Peter McMillan III	76,428,568	2,903,748	30,441,027
Hank Adler	76,402,793	2,929,523	30,441,027
Barbara R. Cambon	76,421,208	2,911,108	30,441,027
Stuart A. Gabriel, Ph.D.	76,442,035	2,890,281	30,441,027
The appointment of E&Y was ratified. The results of the vote on the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ended December 31, 2016 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	107,489,025	765,923	1,518,395	—

ITEM 8.01 OTHER EVENTS
Distribution Declared
On January 27, 2017, the Company’s board of directors authorized a January 2017 distribution in the amount of $0.02331370 per share on the outstanding shares of the Company’s common stock to stockholders of record as of the close of business on January 27, 2017, which the Company expects to pay in February 2017, and a February 2017 distribution in the amount of $0.02105753 per share on the outstanding shares of the Company’s common stock to stockholders of record as of the close of business on February 20, 2017, which the Company expects to pay in March 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: January 30, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer